Exhibit 99.1

UAS and Aviation Expert Susan Roberts joins Ondas Networks to Lead

Strategy and Business Development Efforts in UAS and Aviation markets

New Role to Accelerate Growth of FullMAX Adoption in Drones

Nantucket, MA, April 20, 2021 – Ondas Holdings Inc. (NASDAQ: ONDS), a developer of software-based wireless broadband technology for large established and emerging industrial markets (“Ondas” or the “Company”), announced today that Susan Roberts has joined the Company as a Senior Advisor, focusing on strategy and business development for Ondas as the Company commercializes its FullMAX communications platform for the Unmanned Aerial Systems (“UAS”) and Aviation verticals.

Ms. Roberts is a prominent member of the UAS community and brings a wealth of experience through holding various leadership positions with Panasonic, GE Aviation, BAE Systems, Orbital Sciences (now ATK) and Honeywell in executive, program product and engineering roles. She has managed a range of UAS and Aviation hardware and software solutions through regulatory approval and deployment.

“We are thrilled to have Susan join the Ondas team as we enable the growth of emerging UAS markets with our unique software-based wireless connectivity platform,” said Eric Brock, CEO of Ondas. “Susan’s deep experience growing new business in UAS markets, her extensive connection to the UAS and Aviation communities and her entrepreneurial leadership skills developed over an impressive career in highly regulated aviation markets will be a tremendous asset to Ondas. We expect her to make significant contributions as we continue to partner with Aura Networks Systems to commercialize their nationwide aviation network and to identify new opportunities for Ondas to expand in UAS markets.”

“I am very excited to be a part of the Ondas team,” said Ms. Roberts. “Ondas Networks has established its standards-based FullMAX platform as a leading connectivity solution for mission critical (“MC-IoT”) applications including for the navigation of commercial drones. I look forward to working with the entire Ondas team, and our existing and future partners, to apply our platform across UAS and aviation markets. The commercial drone market is poised for significant growth and Ondas’ wireless platform will be a critical enabler of market expansion.”

Ms. Roberts is currently the CEO of The 1182 Group, a management consulting business she founded that specializes in innovation and business strategy development. She was previously the Head of Commercial Innovation for Panasonic Avionics Corporation, leading the development of that company’s managed services business model. Prior to Panasonic, Ms. Roberts co-founded AiRXOS, Inc., a GE Venture focused on traffic management solutions for unmanned aircraft. At AiRXOS, she led the company through funding and initial commercial sales, including working with the FAA on a UAV certification partnership based on performance-based standards and risk assessments. At GE Aviation, Ms. Roberts led Aviation Navigation and Guidance commercial and R&D programs. She currently serves as the strategy chair and on the finance committee for the Association of Unmanned Systems International (AUVSI) Board of Directors and is the former President of the Board of Directors for the Commercial Drone Alliance.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. The Company’s standards-based, multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. These markets require reliable, secure broadband communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company's FullMAX technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ FullMAX technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn .

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), in our Quarterly Reports on Form 10-Q filed with the SEC, and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Contacts

Investors:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

ir@ondas.com

Media:

Dan Gagnier/Jeffrey Mathews

Gagnier Communications

646.569.5897

ondas@gagnierfc.com